Sub-Item 77O - Transactions effected pursuant to Rule 10f-3

Series Number 13: ING Salomon Brothers Capital Portfolio purchased Asbury Automotive Group on 3/13/02. The underwriter from whom the issue was purchased was Goldman Sachs. The names of the affiliated underwriters were Salomon Smith Barney, Merrill Lynch & Co., Raymond James & Associates, Inc. and Stephens, Inc. The aggregate principal amount of the purchase was $3,300 and the aggregate principal amount of the offering was $127,050,000. The purchase price was $16.50 and the offering price at the close of the first full business day on which any sales were made was $16.50. The commission, spread or profit was $0.70. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Capital Portfolio purchased Alcon, Inc. on 3/20/02. The underwriter from whom the issue was purchased was Credit Suisse First Boston. The names of the affiliated underwriters were Salomon Smith Barney, Merrill Lynch & Co., Goldman Sachs & Co., J.P. Morgan, Banc of America Securities LLC, Lehman Brothers, Morgan Stanley, SG Cowen and UBS Warburg. The aggregate principal amount of the purchase was $240,900 and the aggregate principal amount of the offering was $2,301,750,000. The purchase price was $33.00 and the offering price at the close of the first full business day on which any sales were made was $33.00. The commission, spread or profit was $0.7623. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased American Electric Power on 06/05/02. The underwriter from whom the issue was purchased was Goldman Sachs. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $368,100 and the aggregate principal amount of the offering was $654,400,000. The purchase price was $40.90 and the offering price at the close of the first full business day on which any sales were made was $40.90. The commission, spread or profit was $0.737. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased El Paso Corp. on 06/20/02. The underwriter from whom the issue was purchased was CS First Boston. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $113,715 and the aggregate principal amount of the offering was $897,750,000. The purchase price was $19.95 and the offering price at the close of the first full business day on which any sales were made was $19.95. The commission, spread or profit was $0.36. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.


Series Number 14: ING American Century Small Cap Value Portfolio purchased Aeropostale on 05/15/02. The underwriter from whom the issue was purchased was Bear Stearns & Co., Inc. The names of the affiliated underwriters were Bear, Stearns & Co., Inc., Merrill Lynch, Pierce Fenner & Smith Inc., Banc of America Securities LLC and U.S. Bancorp Piper Jaffray, Inc. The aggregate principal amount of the purchase was $1,800 and the aggregate principal amount of the offering was $225,000,000. The purchase price was $18.00 and the offering price at the close of the first full business day on which any sales were made was $18.00. The commission, spread or profit was $0.70. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 19: ING Van Kampen Comstock Portfolio purchased US Steel Corp. on 05/14/02. The underwriters from whom the issue was purchased were J.P. Morgan, First Boston, Lehman and Merrill. The name of the affiliated underwriter was Morgan Stanley. The aggregate principal amount of the purchase was $3,700 and the aggregate principal amount of the offering was $175,750,000. The purchase price was $18.50 and the offering price at the close of the first full business day on which any sales were made was $18.50. The commission, spread or profit was $0.70. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 12: ING Salomon Brothers Investors Value Portfolio purchased Hartford Financial Services Group, Inc. on 09/09/02. The underwriter from whom the issue was purchased was Montgomery. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $70,875 and the aggregate principal amount of the offering was $300,037,500. The purchase price was $47.25 and the offering price at the close of the first full business day on which any sales were made was $47.25. The commission, spread or profit was $1.2760. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 13: ING Salomon Brothers Capital Portfolio purchased Hartford Financial Services Group, Inc. on 09/09/02. The underwriter from whom the issue was purchased was Montgomery. The name of the affiliated underwriter was Salomon Smith Barney. The aggregate principal amount of the purchase was $61,425 and the aggregate principal amount of the offering was $300,037,500. The purchase price was $47.25 and the offering price at the close of the first full business day on which any sales were made was $47.25. The commission, spread or profit was $1.2760. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 14: ING American Century Small Cap Value Portfolio purchased Platinum Underwriters Holdings, Ltd. on 10/28/02. The underwriter from whom the issue was purchased was Goldman, Sachs & Co. The names of the affiliated underwriters were Merrill Lynch, Pierce Fenner & Smith Inc., Salomon Smith Barney Inc., Banc of America Securities LLC, Credit Suisse First Boston Corporation and J.P. organ Securities Inc. The aggregate principal amount of the purchase was $24,750 and the aggregate principal amount of the offering was $777,285,000. The purchase price was $22.50 and the offering price at the close of the first full business day on which any sales were made was $22.50. The commission, spread or profit was 5.50%. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.

Series Number 14: ING American Century Small Cap Value Portfolio purchased WellChoice, Inc. on 11/07/02. The underwriter from whom the issue was purchased was Credit Suisse First Boston. The names of the affiliated underwriters were UBS Warburg LLC, Bear, Stearns & Co., Inc., Morgan Stanley & Co., Goldman, Sachs & Co. and Salomon Smith Barney Inc.. The aggregate principal amount of the purchase was $2,300 and the aggregate principal amount of the offering was $479,975,000. The purchase price was $25.00 and the offering price at the close of the first full business day on which any sales were made was $25.00. The commission, spread or profit was 5.95%. The transaction complied with Rule 10f-3 of the Investment Company Act of 1940 and the Registrant's Board of Directors, including a majority of the independent directors, determined that the transaction was in compliance with the Registrant's Rule 10f-3 procedures.